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                                                                       Exhibit 1


                             Joint Filing Agreement
                          Pursuant to Rule 13D-1(F)(1)

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.



                                         VENTURE TECH SOLUTIONS PRIVATE LIMITED



                                         By: /s/ Sandeep Reddy
                                             ----------------------------------
                                             Name:  Sandeep Reddy
                                             Title: Director



                                         VENTURE TECH ASSETS LIMITED



                                         By: /s/ Sandeep Reddy
                                             ----------------------------------
                                             Name:  Sandeep Reddy
                                             Title: Director